Exhibit 99.1

CONTACTS:
Financial Contact:
Chris Sammons, 225-932-2546

Media Contact: Chris Chambers, 225-987-7372
Shaw Reports Record Fiscal Year 2008 Financial Results
•	Record Annual Revenues, Net Income, EPS and EBITDA (excluding Westinghouse)
•	Record Annual and Fourth Quarter Operating Cash Flow and Cash Balance
     Baton Rouge, La., October 30, 2008 – The Shaw Group Inc. (NYSE: SGR) today reported record financial results for the fiscal year ended August 31, 2008. Net income was $140.7 million, or $1.67 per diluted share, compared to a loss of $19.0 million, or $0.24 per diluted share, in 2007. Fiscal year 2008 net income excluding the Westinghouse segment was a record $191.4 million, or $2.27 per diluted share, compared to $19.4 million, or $0.24 per diluted share, in fiscal year 2007.
     EBITDA for fiscal year 2008 was $316.6 million and fiscal year 2008 EBITDA excluding the Westinghouse segment was a record $362.5 million. These amounts compare to EBITDA for fiscal year 2007 of $59.6 million and fiscal year 2007 EBITDA excluding the Westinghouse segment of $92.1 million. Cash flow from operations for the year was a record $623.9 million compared to $461.0 million in fiscal year 2007. Shaw’s consolidated cash balance at August 31, 2008, was a record $936.7 million, or $11.08 per diluted share, up from $360.6 million, or $4.34 per diluted share, at August 31, 2007.
     The results of the Westinghouse segment continue to experience significant volatility from non-cash foreign exchange translation losses resulting from increases in the value of the Japanese yen versus the U.S. dollar. Translation losses amounted to $69.7 million pre-tax, or $42.4 million after-tax, in fiscal year 2008 and $33.2 million pre-tax, or $20.2 million after-tax, in fiscal year 2007.
     Revenues in fiscal year 2008 increased 22 percent to a record $7.0 billion from 2007, and new awards totaled $8.3 billion driven by large contracts within the fossil & nuclear and environmental & infrastructure segments. The company’s backlog of unfilled orders at year-end increased 9 percent to $15.6 billion from $14.3 billion at August 31, 2007. The backlog excludes the majority of work expected to be performed under contracts with Georgia Power Company, South Carolina Electric & Gas Company and Progress Energy Florida, Inc. for a total of six new Westinghouse AP1000™ nuclear reactors, as Shaw continues to operate under limited notices to proceed for these projects. Approximately $5.7 billion, or 37 percent, of the current backlog is expected to be converted to revenues during the next 12 months.
     J.M. Bernhard Jr., chairman, president and chief executive officer of Shaw, said, “Shaw performed well in 2008, and our operating segments had significantly better results than in 2007. We were ranked “#1 in Power” by ENR magazine during the year, and we continued to grow our business. While the current economic environment is uncertain, we remain positive about our future because of the strength of the clients and the markets we serve. We enter fiscal year 2009 with a very strong backlog of unfilled orders, the majority of which are with regulated electric utilities, national and international oil companies, and the U.S. government. Additionally, new nuclear power plant projects, for which we signed contracts in 2008, but we have not yet included in backlog, continue to progress with the state regulatory authorities and the NRC. We continue to forecast release of major portions of the nuclear work in 2009.”
Fourth Quarter Fiscal Year 2008 Results and the Restatement of Prior Quarters’ Results
     While preparing the fourth quarter fiscal year 2008 financial results, we identified additional costs on a major power project in our fossil & nuclear segment that required a $59.2 million pre-tax, or $36.1 after-tax, reduction in accrued contract profit. Included in this amount were charges that should have been recorded in the second and third quarters of fiscal year 2008. These and other accumulated errors were corrected by recording a $8.2 million pre-tax charge, $4.9 million after-tax or $0.06 per diluted share, for the three months ended February 29, 2008, and a $3.1 million pre-tax charge, $2.0 million after-tax or $0.02 per diluted share, for the three months ended May 31, 2008. Our 2008 Annual Report on Form 10-K, to be filed with the Securities and Exchange Commission later today, reflects these corrections. We also have filed a Form 8-K with the Commission with respect to this issue.
     After correction of the above errors, net income for the fourth quarter of fiscal year 2008 was $82.6 million, or $0.98 per diluted share, compared with $0.6 million, or $0.01 per diluted share, in fiscal year 2007. Excluding the Westinghouse segment, fourth quarter fiscal year 2008 net income was $64.7 million, or $0.77 per diluted share, compared with $36.9 million, or $0.44 per diluted share, in the fourth quarter of fiscal year 2007. The fourth quarter fiscal year 2008 results include a non-cash foreign exchange translation gain in the Westinghouse segment of $36.5 million pre-tax, or $22.2 million after-tax.

     EBITDA for the fourth quarter of fiscal year 2008 was $140.3 million, and fourth quarter fiscal year 2008 EBITDA excluding the Westinghouse segment was $100.0 million. These amounts compare to EBITDA for fourth quarter of fiscal year 2007 of $13.4 million and fourth quarter fiscal year 2007 EBITDA excluding the Westinghouse segment of $64.2 million. Operating cash flow during the fourth quarter was a record $285.6 million versus $176.8 in the prior year period.
     A conference call to discuss the company’s fourth quarter and fiscal year 2008 financial results will be held today, Thursday, October 30, 2008, at 9 a.m. EDT (8 a.m. CDT).  A slide presentation will be posted on the Investor Relations page of Shaw’s Web site at www.shawgrp.com approximately one hour prior to the conference call. Interested parties may dial 800-736-7549 to listen live to the conference call or access a live audio webcast on the Investor Relations page of Shaw’s Web site at www.shawgrp.com.
     A replay of the conference call will be available by telephone, as well as on the company’s Web site, approximately one hour after the conclusion of the call. To listen to a replay of the conference call by telephone, dial 800-633-8284 and use reservation number 2139-7442.
Calculation of EBITDA
     The Shaw Group Inc. defines EBITDA as earnings before interest expense, income taxes, depreciation and amortization. EBITDA is an important financial measure used by The Shaw Group Inc. to assess performance. Although it is calculated using components derived from our financial statements prepared under generally accepted accounting principles (GAAP), EBITDA itself is not a GAAP measure. A table reconciling EBITDA to its most directly comparable GAAP measure is included in the summarized financial information within this release. Calculations of EBITDA should not be viewed as a substitute for calculations under GAAP, including net cash provided by operations, operating income and net income. In addition, EBITDA calculations by one company may not be comparable to EBITDA calculations made by another company.
     The Shaw Group Inc. is a leading global provider of technology, engineering, procurement, construction, maintenance, fabrication, manufacturing, consulting, remediation and facilities management services for government and private sector clients in the energy, chemicals, environmental, infrastructure and emergency response markets. A Fortune 500 company with fiscal year 2008 annual revenues of $7 billion, Shaw is headquartered in Baton Rouge, La., and employs approximately 26,000 people at its offices and operations in North America, South America, Europe, the Middle East and the Asia-Pacific region. Shaw is the power sector industry leader according to

Engineering News-Record’s list of Top 500 Design Firms. For further information, please visit Shaw’s Web site at www.shawgrp.com.
     The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for certain forward-looking statements. The statements contained herein that are not historical facts (including without limitation statements to the effect that the Company or its management “believes,” “expects,” “anticipates,” “plans” or other similar expressions) and statements related to revenues, earnings, backlog, or other financial information or results are forward-looking statements based on the Company’s current expectations and beliefs concerning future developments and their potential effects on the Company.  There can be no assurance that future developments affecting the Company will be those anticipated by the Company. These forward-looking statements involve significant risks and uncertainties (some of which are beyond our control) and assumptions and are subject to change based upon various factors.  Should one or more of such risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in the forward-looking statements. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. A description of some of the risks and uncertainties that could cause actual results to differ materially from such forward-looking statements can be found in the Company’s reports and registration statements filed with the Securities and Exchange Commission, including its Form 10-K and Form 10-Q reports, and on the Company’s Web site under the heading “Forward-Looking Statements.” These documents are also available from the Securities and Exchange Commission or from the Investor Relations department of Shaw. For more information on the Company and announcements it makes from time to time on a regional basis, visit our Web site at www.shawgrp.com.
# # #

THE SHAW GROUP INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE THREE AND TWELVE MONTHS ENDED AUGUST 31, 2008 AND 2007
(In thousands, except per share amounts)

	For The Three Months Ended		For The Twelve Months Ended
	2008	2007	2008	2007
Revenues	$1,828,226	$1,636,650	$6,998,011	$5,723,712
Cost of revenues	1,674,053	1,514,183	6,411,978	5,348,295

Gross profit	154,173	122,467	586,033	375,417
General and administrative expenses	63,450	70,477	276,328	274,490

Operating income	90,723	51,990	309,705	100,927
Interest expense	3,048	(1,952)	(8,595)	(12,811)

Interest expense on Japanese Yen-denominated bonds including accretion and amortization	(9,224)	(8,585)	(37,351)	(30,577)
Interest income	—	5,107	20,936	13,785

Foreign currency translation gains (losses) on Japanese Yen-denominated bonds, net	36,537	(51,652)	(69,652)	(33,204)
Other foreign currency transaction gains (losses), net	(3,058)	(268)	6,627	(5,275)
Other income (expense), net	(2,524)	1,341	(1,180)	321

Income before income taxes, minority interest and earnings from unconsolidated entities	115,502	(4,019)	220,490	33,166
Provision for income taxes	32,410	(8,464)	71,384	10,747

Income before minority interest and earnings from unconsolidated entities	83,092	4,445	149,106	22,419
Minority interest	(3,003)	(4,831)	(26,070)	(17,699)
Income from 20% Investment in Westinghouse, net of income taxes	2,329	719	15,026	2,176
Earnings (losses) from unconsolidated entities, net of income taxes	164	312	2,655	(25,896)

Net income (loss)	$82,582	$645	$140,717	$(19,000)

Net income (loss) per common share:
Basic	$1.00	$0.01	$1.71	$(0.24)

Diluted	$0.98	$0.01	$1.67	$(0.24)

Weighted average shares outstanding:
Basic	82,935	80,141	82,063	79,857
Diluted	84,569	83,016	84,152	79,857

THE SHAW GROUP INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
as of August 31, 2008 and 2007
(In thousands, except per share amounts)

	August 31, 2008	August 31, 2007
ASSETS
Current assets:
Cash and cash equivalents	$927,756	$341,359
Restricted and escrowed cash	8,901	19,266
Accounts receivable, including retainage, net	665,870	771,806
Inventories	241,463	184,371
Costs and estimated earnings in excess of billings on uncompleted contracts, including claims	488,321	398,131
Deferred income taxes	93,823	79,146
Prepaid expenses	25,895	23,576
Other current assets	37,099	34,435

Total current assets	2,489,128	1,852,090
Investments in and advances to unconsolidated entities, joint ventures and limited partnerships	19,535	41,227
Investment in Westinghouse	1,158,660	1,126,657
Property and equipment, at cost	519,305	418,514
Less Accumulated Depreciation	(233,755)	(198,662)
Property and equipment, net	285,550	219,852
Goodwill	507,355	513,951
Intangible assets	24,065	27,356
Deferred income taxes	3,245	9,629
Other assets	99,740	103,683

Total assets	$4,587,278	$3,894,445

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$731,074	$553,273
Accrued salaries, wages and benefits	120,038	119,219
Other accrued liabilities	187,045	200,500

Advanced billings and billings in excess of costs and estimated earnings on uncompleted contracts	748,395	572,435
Short-term debt and current maturities of long-term debt	6,004	7,687

Total current liabilities	1,792,556	1,453,114
Long-term debt, less current maturities	3,579	9,337
Japanese Yen-denominated long-term bonds secured by Investment in Westinghouse, net	1,162,007	1,087,428
Interest rate swap contract on Japanese Yen-denominated bonds	8,802	6,667
Other liabilities	101,522	62,960
Minority interest	29,082	18,825
Contingencies and commitments
Shareholders’ equity
Preferred Stock, no par value, 20,000,000 shares authorized; no shares issued and outstanding	—	—
Common Stock, no par value, 200,000,000 shares authorized; 89,195,901 and 86,711,957 shares issued, respectively; and 83,535,441 and 81,197,473 shares outstanding, respectively	1,204,914	1,104,633
Retained earnings	409,376	273,602
Accumulated other comprehensive loss	(9,609)	(17,073)
Treasury stock, 5,660,460 shares and 5,514,484 shares, respectively	(114,951)	(105,048)

Total shareholders’ equity	1,489,730	1,256,114

Total liabilities and shareholders’ equity	$4,587,278	$3,894,445

THE SHAW GROUP INC. AND SUBSIDIARIES
FOR THE THREE AND TWELVE MONTHS ENDED AUGUST 31, 2008 AND 2007
REVENUES BY GEOGRAPHY
(In millions)

	For The Three Months Ended				For The Twelve Months Ended
	2008		2007		2008		2007
	(In millions)%		(In millions)%		(In millions)%		(In millions)%
United States	$1,355.8	74	$1,266.6	77	$5,422.2	78	$4,525.1	79
Asia/Pacific Rim	220.2	12	61.8	4	573.0	8	224.3	4
Middle East	175.5	10	235.2	14	719.5	10	789.4	14
Canada	9.5	1	4.1	—	25.4	—	15.2	–
Europe	52.2	3	56.8	4	193.9	3	133.8	2
South America and Mexico	7.7	—	7.4	1	33.6	1	22.4	1
Other	7.3	—	4.8	—	30.4	—	13.5	–

Total revenues	$1,828.2	100	$1,636.7	100	$6,998.0	100	$5,723.7	100

BACKLOG BY SEGMENT
(In millions)

	As of		As of
	August 31, 2008%		August 31, 2007%
Fossil & Nuclear	$6,109.7	39	$6,768.9	47
E&I	5,155.4	33	2,589.2	18
E&C	2,175.5	14	2,550.8	18
Maintenance	1,423.3	9	1,691.6	12
F&M	763.1	5	713.8	5

Total backlog	$15,627.0	100	$14,314.3	100

REVENUES AND GROSS PROFIT BY SEGMENT
FOR THE THREE AND TWELVE MONTHS ENDED AUGUST 31, 2008 AND 2007
(In millions, except percentages)

	For The Three Months Ended		For The Twelve Months Ended
	2008	2007	2008	2007
Revenues
Fossil & Nuclear	$736.4	$589.8	$2,655.1	$1,635.6
E&I	378.2	386.2	1,462.1	1,469.3
E&C	375.4	309.6	1,283.3	1,063.9
Maintenance	173.2	213.9	1,018.2	1,081.5
F&M	164.5	136.6	576.6	472.8
Corporate	0.5	0.6	2.7	0.6

Total revenues	$1,828.2	$1,636.7	$6,998.0	$5,723.7

Gross profit
Fossil & Nuclear	$27.4	$38.8	$153.1	$75.0
E&I	32.1	26.4	105.9	94.7
E&C	47.5	13.4	124.3	70.2
Maintenance	5.0	9.0	49.4	19.9
F&M	41.5	34.3	150.0	115.0
Corporate	0.7	0.6	3.3	0.6

Total gross profit	$154.2	$122.5	$586.0	$375.4

Gross profit percentage
Fossil & Nuclear	3.7%	6.6%	5.8%	4.6%
E&I	8.5%	6.8%	7.2%	6.5%
E&C	12.7%	4.3%	9.7%	6.6%
Maintenance	2.9%	4.2%	4.9%	1.8%
F&M	25.2%	25.1%	26.0%	24.3%
Corporate	NM	NM	NM	NM

Total gross profit percentage	8.4%	7.5%	8.4%	6.6%

NM	— Not Meaningful

REGULATION G DISCLOSURES
The Shaw Group Inc. believes it is important that we discuss our operating results excluding the Investment in Westinghouse segment. We acquired a 20 percent interest in Westinghouse in October 2006. We have classified the Investment in Westinghouse as a separate operating segment. The majority of the activity related to this segment will be recorded below the operating income line. During the period, we have recorded interest expense, as well as other significant non-cash charges/credits related to the investment. We believe that presenting our financial results excluding the Investment in Westinghouse segment is important to investors and management to demonstrate the profitability of our other segments, as well as point out certain non-cash charges/credits related to this investment.
The Shaw Group Inc.
Reconciliation of Shaw Consolidated Results to Shaw Excluding Investment in Westinghouse Segment
For the Three Months Ended August 31, 2008
(in millions, except per share data)

	Q4 FY 2008
	Three months ended August 31, 2008
		Westinghouse	Excluding
	Consolidated	Segment	Westinghouse
Revenues	$1,828.2	$0.0	$1,828.2
Cost of revenues	1,674.0	0.0	1,674.0

Gross profit	154.2	0.0	154.2

General and administrative expenses	63.5	0.1	63.4

Operating income (loss)	90.7	(0.1)	90.8

Interest expense	(2.0)	0.0	(2.0)
Interest expense on JPY-denominated bonds including accretion and amortization	(9.2)	(9.2)	0.0
Interest income	5.1	0.0	5.1
Foreign currency translation gains (losses) on JPY-denominated bonds, net	36.5	36.5	0.0
Other foreign currency transaction gains (losses), net	(3.1)	0.0	(3.1)
Other income (expense), net	(2.5)	0.0	(2.5)

	24.8	27.3	(2.5)

Income (loss) before income taxes, minority interest, earnings (losses) from unconsolidated entities	115.5	27.2	88.3
Provision (benefit) for income taxes	32.4	11.7	20.7

Income (loss) before minority interest and earnings (losses) from unconsolidated entities	83.1	15.5	67.6

Minority interest	(3.0)	0.0	(3.0)
Income from 20% Investment in Westinghouse, net of income taxes	2.3	2.4	(0.1)
Earnings (losses) from unconsolidated entities, net of income taxes	0.2	0.0	0.2

Net income (loss)	$82.6	$17.9	$64.7

Net income (loss) per common share:
Basic income (loss) per common share	$1.00	$0.22	$0.78

Diluted income (loss) per common share	$0.98	$0.21	$0.77

Weighted average shares outstanding:
Basic	82.9	82.9	82.9
Diluted	84.6	84.6	84.6

The Shaw Group Inc. believes it is important that we discuss our operating results excluding the Investment in Westinghouse segment. We acquired a 20 percent interest in Westinghouse in October 2006. We have classified the Investment in Westinghouse as a separate operating segment. The majority of the activity related to this segment will be recorded below the operating income line. During the period, we have recorded interest expense, as well as other significant non-cash charges/credits related to the investment. We believe that presenting our financial results excluding the Investment in Westinghouse segment is important to investors and management to demonstrate the profitability of our other segments, as well as point out certain non-cash charges/credits related to this investment.
The Shaw Group Inc.
Reconciliation of Shaw Consolidated Results to Shaw Excluding Investment in Westinghouse Segment
For the Three Months Ended August 31, 2007
(in millions, except per share data)

	Q4 FY 2007
	Three months ended August 31, 2007
		Westinghouse	Excluding
	Consolidated	Segment	Westinghouse
Revenues	$1,636.7	$0.0	$1,636.7
Cost of revenues	1,514.2	0.0	1,514.2

Gross profit	122.5	0.0	122.5

General and administrative expenses	70.5	0.2	70.3

Operating income (loss)	52.0	(0.2)	52.2

Interest expense	(1.9)	0.0	(1.9)
Interest expense on JPY-denominated bonds including accretion and amortization	(8.6)	(8.6)	0.0
Interest income	5.1	0.0	5.1
Foreign currency translation gains (losses) on JPY-denominated bonds, net	(51.7)	(51.7)	0.0
Other foreign currency transaction gains (losses), net	(0.2)	0.0	(0.2)
Other income (expense), net	1.3	0.0	1.3

	(56.0)	(60.3)	4.3

Income (loss) before income taxes, minority interest, earnings (losses) from unconsolidated entities and loss from and impairment of discontinued operations	(4.0)	(60.5)	56.5
Provision (benefit) for income taxes	(8.5)	(23.5)	15.0

Income (loss) before minority interest and earnings (losses) from unconsolidated entities	4.5	(37.0)	41.5

Minority interest	(4.8)	0.0	(4.8)
Income from 20% Investment in Westinghouse, net of income taxes	0.7	0.7	0.0
Earnings (losses) from unconsolidated entities, net of income taxes	0.2	0.0	0.2

Net income (loss)	$0.6	($36.3)	$36.9

Net income (loss) per common share:
Basic income (loss) per common share	$0.01	$(0.45)	$0.46

Diluted income (loss) per common share	$0.01	$(0.43)	$0.44

Weighted average shares outstanding:
Basic	80.1	80.1	80.1
Diluted	83.0	83.0	83.0

The Shaw Group Inc.
Reconciliation of Shaw Consolidated Results to Shaw Excluding Investment in Westinghouse Segment
For the Twelve Months Ended August 31, 2008
(in millions, except per share data)

	FY 2008
	Twelve months ended August 31, 2008
		Westinghouse	Excluding
	Consolidated	Segment	Westinghouse
Revenues	$6,998.0	$0.0	$6,998.0
Cost of revenues	6,412.0	0.0	6,412.0

Gross profit	586.0	0.0	586.0

General and administrative expenses	276.3	0.9	275.4

Operating income (loss)	309.7	(0.9)	310.6

Interest expense	(8.6)	0.0	(8.6)
Interest expense on JPY-denominated bonds including accretion and amortization	(37.4)	(37.4)	0.0
Interest income	20.9	0.0	20.9
Foreign currency translation gains (losses) on JPY-denominated bonds, net	(69.7)	(69.7)	0.0
Other foreign currency transaction gains (losses), net	6.6	0.0	6.6
Other income (expense), net	(1.0)	0.1	(1.1)

	(89.2)	(107.0)	17.8

Income (loss) before income taxes, minority interest, earnings (losses) from unconsolidated entities	220.5	(107.9)	328.4
Provision (benefit) for income taxes	71.4	(42.2)	113.6

Income (loss) before minority interest and earnings (losses) from unconsolidated entities	149.1	(65.7)	214.8
Minority interest	(26.1)	0.0	(26.1)
Income from 20% Investment in Westinghouse, net of income taxes	15.0	15.0	0.0
Earnings (losses) from unconsolidated entities, net of income taxes	2.7	0.0	2.7

Net income (loss)	$140.7	($50.7)	$191.4

Net income (loss) per common share:
Basic income (loss) per common share	$1.71	$(0.62)	$2.33

Diluted income (loss) per common share	$1.67	$(0.60)	$2.27

Weighted average shares outstanding:
Basic	82.1	82.1	82.1
Diluted	84.2	84.2	84.2

The Shaw Group Inc.
Reconciliation of Shaw Consolidated Results to Shaw Excluding Investment in Westinghouse Segment
For the Twelve Months Ended August 31, 2007
(in millions, except per share data)

	FY 2007
	Twelve months ended August 31, 2007
		Westinghouse	Excluding
	Consolidated	Segment	Westinghouse
Revenues	$5,723.7	$0.0	$5,723.7
Cost of revenues	5,348.3	0.0	5,348.3

Gross profit	375.4	0.0	375.4

General and administrative expenses	274.5	2.9	271.6

Operating income (loss)	100.9	(2.9)	103.8

Interest expense	(12.8)	0.0	(12.8)
Interest expense on JPY-denominated bonds including accretion and amortization	(30.6)	(30.6)	0.0
Interest income	13.8	0.0	13.8
Foreign currency translation gains (losses) on JPY-denominated bonds, net	(33.2)	(33.2)	0.0
Other foreign currency transaction gains (losses), net	(5.3)	0.0	(5.3)
Other income (expense), net	0.3	0.0	0.3

	(67.8)	(63.8)	(4.0)

Income (loss) before income taxes, minority interest, earnings (losses) from unconsolidated entities and loss from and impairment of discontinued operations	33.1	(66.7)	99.8
Provision (benefit) for income taxes	10.7	(26.1)	36.8

Income (loss) before minority interest and earnings (losses) from unconsolidated entities	22.4	(40.6)	63.0

Minority interest	(17.7)	0.0	(17.7)
Income from 20% Investment in Westinghouse, net of income taxes	2.2	2.2	0.0
Earnings (losses) from unconsolidated entities, net of income taxes	(25.9)	0.0	(25.9)

Net income (loss)	($19.0)	($38.4)	$19.4

Net income (loss) per common share:
Basic income (loss) per common share	$(0.24)	$(0.48)	$0.24

Diluted income (loss) per common share	$(0.24)	$(0.48)	$0.24

Weighted average shares outstanding:
Basic	79.9	79.9	79.9
Diluted	79.9	79.9	81.8

The Shaw Group Inc. defines EBITDA as earnings before interest expense, income taxes, depreciation and amortization. EBITDA is an important financial measure used by The Shaw Group Inc. to assess performance. Although it is calculated using components derived from our GAAP financial statements, EBITDA iteself is not a GAAP measure. The following table relfects the company’s calculation of EBITDA and EBITDA percentage. Calculations of EBITDA should not be viewed as a substitute for calculations under GAAP, including cash flow from operations, operating income and net income. In addition, EBITDA calculations by one company may not be comparable to EBITDA calculations made by another company.
The Shaw Group Inc.
Reconciliation of EBITDA calculation for the three months ended August 31, 2008

	Q4 FY 2008
		Westinghouse	Excluding
(in millions)	Consolidated	Segment	Westinghouse
Net Income (Loss)	$82.6	$17.9	$64.7

Interest Expense	11.2	9.2	2.0
Depreciation and Amortization	12.5	—	12.5
Provision for Income Taxes	32.4	11.7	20.7
Income Taxes on Unconsolidated Subs	1.6	1.5	0.1

EBITDA	$140.3	$40.3	$100.0

Revenue	1,828.2	N/A	1,828.2

EBITDA %	7.7%	N/A	5.5%

Reconciliation of EBITDA calculation for the three months ended August 31, 2007

	Q4 FY 2007
		Westinghouse	Excluding
(in millions)	Consolidated	Segment	Westinghouse
Net Income (Loss)	$0.6	$(36.3)	$36.9

Interest Expense	10.5	8.6	1.9
Depreciation and Amortization	10.5	—	10.5
Provision for Income Taxes	(8.5)	(23.5)	15.0
Income Taxes on Unconsolidated Subs	0.3	0.4	(0.1)

EBITDA	$13.4	$(50.8)	$64.2

Revenue	1,636.7	N/A	1,636.7

EBITDA %	0.8%	N/A	3.9%

The Shaw Group Inc. defines EBITDA as earnings before interest expense, income taxes, depreciation and amortization. EBITDA is an important financial measure used by The Shaw Group Inc. to assess performance. Although it is calculated using components derived from our GAAP financial statements, EBITDA iteself is not a GAAP measure. The following table relfects the company’s calculation of EBITDA and EBITDA percentage. Calculations of EBITDA should not be viewed as a substitute for calculations under GAAP, including cash flow from operations, operating income and net income. In addition, EBITDA calculations by one company may not be comparable to EBITDA calculations made by another company.

The Shaw Group Inc.
Reconciliation of EBITDA calculation for the twelve months ended August 31, 2008

	FY 2008
		Westinghouse	Excluding
(in millions)	Consolidated	Segment	Westinghouse
Net Income (Loss)	$140.7	$(50.7)	$191.4

Interest Expense	46.0	37.4	8.6
Depreciation and Amortization	47.1	—	47.1
Provision for Income Taxes	71.4	(42.2)	113.6
Income Taxes on Unconsolidated Subs	11.4	9.6	1.8

EBITDA	$316.6	$(45.9)	$362.5

Revenue	6,998.0	N/A	6,998.0

EBITDA %	4.5%	N/A	5.2%

Reconciliation of EBITDA calculation for the twelve months ended August 31, 2007

	FY 2007
		Westinghouse	Excluding
(in millions)	Consolidated	Segment	Westinghouse
Net Income (Loss)	$(19.0)	$(38.4)	$19.4

Interest Expense	43.4	30.6	12.8
Depreciation and Amortization	41.3	—	41.3
Provision for Income Taxes	10.7	(26.1)	36.8
Income Taxes on Unconsolidated Subs	(16.8)	1.4	(18.2)

EBITDA	$59.6	$(32.5)	$92.1

Revenue	5,723.7	N/A	5,723.7

EBITDA %	1.0%	N/A	1.6%